Exhibit 99.1

Sow Good Reports Second Quarter 2025 Results

IRVING, TEXAS, August 14, 2025 – Sow Good Inc. (Nasdaq: SOWG) (“Sow Good” or “the Company”), a trailblazer in the freeze-dried dried candy and treat industry, is reporting financial and operating results for the six months ended June 30, 2025.

“The second quarter marked a meaningful turning point for Sow Good,” said Claudia Goldfarb, CEO of Sow Good. “Operations continued to stabilize, and we saw sustained momentum and growing demand for our brand. While short-term production delays temporarily impacted revenue timing, demand accelerated—outpacing output due to temporary labor shortages. We’re actively scaling our workforce and streamlining operations to meet this growth head-on.”

“With operations now stable following early disruption from major CPG entrants, we’ve refocused on scaling as a category leader. In Q2 and early July, we fulfilled all Halloween shipments and deepened our partnerships with Five Below and Albertsons, both expanding SKU counts and order volumes. Performance at Ace Hardware and Orgill remains strong, our innovation pipeline is gaining traction, and there’s early excitement around our freeze-dried yogurt snacks and caramel offerings. We also launched in the UAE, where results are exceeding expectations—validating global appetite for our brand and laying the groundwork for further expansion. In parallel, we’re advancing strategic conversations that could unlock additional shelf space, private label programs, and category growth.”

“Looking ahead, our focus remains on disciplined execution, cost optimization, and innovation. With a stable supply chain and strengthening retail demand, we believe we’re well-positioned to reaccelerate growth. Our teams are operating with urgency and purpose, and we’re confident in our strategy as we build toward a stronger second half.”

Second Quarter 2025 Highlights

•

Revenue in the second quarter of 2025 was $1.9 million compared to $15.6 million for the same period in 2024. The decline reflects softer demand, driven primarily by increased competitive pressure and, to a lesser extent, production delays that impacted anticipated sequential growth.

•

Gross loss in the second quarter of 2025 was $0.1 million compared to $9.0 million in the previous year’s quarter. Gross margin was (7%) in the second quarter of 2025 compared to 58% in the prior year period. The decrease was primarily due to decreased sales coupled with increased occupancy costs.

•	Operating expenses in the second quarter of 2025 were $3.9 million compared to $4.1 million for the same period in 2024. The decrease was largely due to lower bonus compensation.

•

Net loss in the second quarter of 2025 was $4.2 million, or $(0.36) per basic and diluted share, compared to net income of $3.3 million, or $0.29 per diluted share, for the same period in 2024. The decrease is primarily due to the lower revenue.

•

Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) in the second quarter of 2025 was $(2.7) million compared to $6.2 million for the same period in 2024. For a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, net income, please see the tables below.

Exhibit 99.1

•	Cash and cash equivalents were $1.0 million at June 30, 2025, compared to $1.6 million at March 31, 2025, and $3.7 million at December 31, 2024

Conference Call

Sow Good will conduct a conference call today at 10:00 A.M. Eastern time to discuss its results for the six months ended June 30, 2025.

Date: Thursday, August 14, 2025

Time: 10:00 a.m. Eastern time

Registration Link: https://register-conf.media-server.com/register/BI2326bc9791cc4ae6bb056740961fd547

To access the call by phone, please register via the registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at www.sowginc.com.

About Sow Good Inc.

Sow Good Inc. is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze-drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good is dedicated to building a company that creates good experiences for our customers and growth for our investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measure “Adjusted EBITDA.” Adjusted EBITDA has been presented in this press release as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before depreciation and amortization, interest expense, net, provision for income tax, and share-based compensation, and loss on early extinguishment of debt. The most directly comparable GAAP measure is net income (loss). Adjusted EBITDA is not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Because not all companies use identical calculations, the presentations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We present this non-GAAP measure because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is useful to investors in

Exhibit 99.1

highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

●	Adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

●	Adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt which affects the cash available to us;

●	Adjusted EBITDA does not reflect the monies earned from our investments since it does not reflect our core operations;

●	Adjusted EBITDA does not reflect the loss on early extinguishment of debt since it does not reflect our core operations and is a non-cash expense;

●	Adjusted EBITDA does not reflect income tax expense that affects cash available to us; and

●

the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements contained in this press release include, but are not limited to statements about: (a) our ability to compete successfully in the highly competitive industry in which we operate; (b) our ability to maintain and enhance our brand; (c) our ability to successfully implement our growth strategies related to launching new products and enter new markets; (d) the effectiveness and efficiency of our marketing programs; (e) our ability to manage current operations and to manage future growth effectively; (f) our future operating performance; (g) our ability to attract new customers or retain existing

Exhibit 99.1

customers; (h) our ability to protect and maintain our intellectual property; (i) the government regulations to which we are subject; (j) our ability to maintain adequate liquidity to meet our financial obligations; (k) failure to obtain sufficient sales and distributions for our freeze dried product offerings; (l) the potential for supply chain disruption and delay; (m) the potential for transportation, labor, and raw material cost increases; and (n) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 and our most recent Quarterly Report on Form 10-Q. All information provided in this release is as of the date hereof and we undertakes no duty to update this information except as required by law.

Sow Good Investor Inquiries:

Cody Slach

Gateway Group, Inc.

1-949-574-3860

SOWG@gateway-grp.com

Sow Good Media Inquiries:

Sow Good, Inc.

1-214-623-6055

pr@sowginc.com

Exhibit 99.1

SOW GOOD INC.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$959,416	$3,723,440
Accounts receivable, net	701,175	460,147
Inventory, net	20,806,336	20,313,315
Prepaid inventory	23,962	55,796
Prepaid expenses	309,194	523,442
Total current assets	22,800,083	25,076,140

Property and equipment, net	11,532,848	11,802,420

Security deposit	1,343,972	1,357,956
Right-of-use asset	14,308,536	16,459,215
Total assets	$49,985,439	$54,695,731

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,176,343	$1,368,006
Accrued interest	56,096	-
Accrued expenses	1,177,800	976,153
Current portion of operating lease liabilities	2,973,780	2,599,102
Current maturities of notes payable, related parties, net of $0 and $304,500 of debt discounts at June 30, 2025 and December 31, 2024, respectively	-	2,195,500
Current maturities of notes payable, net of $0 and $13,470 of debt discounts as of June 30, 2025 and December 31, 2024, respectively	-	225,780
Total current liabilities	5,384,019	7,364,541

Operating lease liabilities	13,924,607	15,193,129
Convertible notes payable, related parties, net of $847,592 and $0 of debt discounts as of June 30, 2025 and December 31, 2024, respectively	1,956,226	-
Notes payable	150,000	150,000

Total liabilities	21,414,852	22,707,670

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 12,166,128 and 11,300,624 shares issued and outstanding as of June 30, 2025 and December 31, 2024	12,166	11,300
Additional paid-in capital	97,758,200	94,418,972
Accumulated deficit	(69,199,779)	(62,442,211)
Total stockholders' equity	28,570,587	31,988,061

Total liabilities and stockholders' equity	$49,985,439	$54,695,731

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues	$1,856,312	$15,648,046	$4,333,234	$27,054,369
Cost of goods sold	1,986,021	6,640,917	3,360,220	13,417,798
Gross profit	(129,709)	9,007,129	973,014	13,636,571

Operating expenses:
General and administrative expenses:
Salaries and benefits	1,931,713	2,123,572	3,874,269	4,474,130
Professional services	258,230	594,278	450,553	1,062,104
Other general and administrative expenses	1,745,670	1,399,244	3,120,118	2,271,507
Total general and administrative expenses	3,935,613	4,117,094	7,444,940	7,807,741
Depreciation and amortization	8,583	4,939	17,167	14,477
Total operating expenses	3,944,196	4,122,033	7,462,107	7,822,218

Net operating income (loss)	(4,073,905)	4,885,096	(6,489,093)	5,814,353

Other income (expense):
Interest income	556	4,130	27,266	4,130
Interest expense	(113,163)	(599,664)	(295,739)	(1,018,333)
Loss on early extinguishment of debt	-	(696,502)	-	(696,502)
Total other expense	(112,607)	(1,292,036)	(268,473)	(1,710,705)

Income (loss) before income tax	(4,186,512)	3,593,060	(6,757,566)	4,103,648
Income tax provision	-	(257,918)	-	(257,918)
Net income (loss)	$(4,186,512)	$3,335,142	$(6,757,566)	$3,845,730

Weighted average common shares outstanding - basic	11,563,768	9,624,999	11,457,062	7,845,832
Net income (loss) per common share - basic	$(0.36)	$0.35	$(0.59)	$0.49

Weighted average common shares outstanding - diluted	11,563,768	11,385,708	11,457,062	9,408,247
Net income (loss) per common share - diluted	$(0.36)	$0.29	$(0.59)	$0.41

Exhibit 99.1

SOW GOOD INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(Unaudited)

	For the Three Months Ended June 30, 2025
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, March 31, 2025	11,383,060	$11,382	$95,790,993	$(65,013,265)	$30,789,110
Common stock issued to officers for services	783,068	782	159,018	–	159,800
Common stock options granted to directors and advisors for services	–	–	3,559	–	3,559
Common stock options granted to officers and employees for services	–	–	1,109,689	–	1,109,689
Additional paid in capital from exchange of related party debt, net	–	–	694,941	–	694,941
Net income for the three months ended June 30, 2025	–	–	–	(4,186,512)	(4,186,512)
Balance, June 30, 2025	12,166,128	$12,164	$97,758,200	$(69,199,777)	$28,570,587

	For the Three Months Ended June 30, 2024
		–	Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, March 31, 2024	6,575,562	$6,576	$71,123,634	$(58,229,407)	$12,900,803
Common stock issued in public offering, net of offering costs	1,380,000	1,380	11,973,596	–	11,974,976
Common stock issued in private placement offering	–	–	–	–	-
Proceeds from exercise of stock options and warrants	2,289,209	2,288	5,670,680	–	5,672,968
Common stock issued to directors for services	617	1	9,476	–	9,477
Common stock options granted to directors and advisors for services	–	–	28,962	–	28,962
Common stock options granted to officers and employees for services	–	–	1,093,318	–	1,093,318
Net income for the three months ended June 30, 2024	–	–	–	3,335,142	3,335,142
Balance, June 30, 2024	10,245,388	$10,245	$89,899,666	$(54,894,265)	$35,015,646

	For the Six Months Ended June 30, 2025
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2024	11,300,624	$11,300	$94,418,972	$(62,442,211)	$31,988,061
Common stock issued to directors for services	82,436	82	229,918	–	230,000
Common stock issued to officers for services	783,068	782	159,018	–	159,800
Common stock options granted to directors and advisors for services	–	–	9,889	–	9,889
Common stock options granted to officers and employees for services	–	–	2,245,462	–	2,245,462
Additional paid in capital from exchange of related party debt, net	–	–	694,941	–	694,941
Net loss for the six months ended June 30, 2025	–	–	–	(6,757,566)	(6,757,566)
Balance, June 30, 2025	12,166,128	$12,164	$97,758,200	(69,199,777)	$28,570,587

	For the Six Months Ended June 30, 2024
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2023	6,029,371	$6,029	$66,014,415	$(58,739,995)	$7,280,449
Common stock issued in public offering, net of offering costs	1,380,000	1,380	11,973,596	–	11,974,976
Common stock issued in private placement offering	515,597	516	3,737,484	–	3,738,000
Proceeds from the exercise of stock options and warrants	2,289,209	2,288	5,670,680	–	5,672,968
Common stock issued to directors for services	31,211	32	295,616	–	295,648
Common stock options granted to directors and advisors for services	–	–	57,608	–	57,608
Common stock options granted to officers and employees for services	–	–	2,150,267	–	2,150,267
Net income for the three months ended June 30, 2024	–	–	–	3,845,730	3,845,730
Balance, June 30, 2024	10,245,388	$10,245	$89,899,666	$(54,894,265)	$35,015,646

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(6,757,566)	$3,845,730
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debts expense	9,184	20,760
Depreciation and amortization	518,712	366,784
Non-cash amortization of right-of-use asset and liability	1,256,835	405,383
Common stock issued to officers and directors for services	389,800	295,648
Amortization of stock options	2,255,351	2,207,875
Amortization of debt discounts	165,997	777,704
Loss on early extinguishment of debt	-	696,502
Decrease (increase) in current assets:
Accounts receivable	(250,212)	(3,639,538)
Prepaid expenses	214,248	393,083
Inventory	(461,187)	(6,783,244)
Security deposits	13,984	(1,011,340)
Increase (decrease) in current liabilities:
Accounts payable	(191,663)	928,390
Income tax payable	-	257,918
Accrued interest	119,986	(431,049)
Accrued expenses	201,647	729,860
Net cash used in operating activities	(2,514,884)	(939,534)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(1,863,794)
Cash paid for construction in progress	(249,140)	(364,256)
Net cash used in investing activities	(249,140)	(2,228,050)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock offerings, net	-	15,712,976
Proceeds from the exercise of warrants and options	-	373,855
Repayments of borrowings	-	(956,249)
Net cash provided by financing activities	-	15,130,582

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,764,024)	11,962,998
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,723,440	2,410,037
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$959,416	$14,373,035

SUPPLEMENTAL INFORMATION:
Interest paid	$399	$770,428
Interest received	$27,266	$4,130
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash exercise of warrants	$-	$5,299,113
Retirement of Notes Payable, related party in non-cash debt exchange	$(2,500,000)	$(98,750)
Issuance of Convertible Notes Payable, related party, including accrued interest of $64,568 in debt exchange	$2,803,818	$-

Repayment of interest	$(64,568)	$(98,750)
Repayments of borrowings	$(239,250)	$(5,200,363)
Reclassification of construction in progress to property and equipment	$682,469	$1,651,305

Exhibit 99.1

SOW GOOD INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net income (loss)	$(4,186,512)	$3,335,142	$(6,757,566)	$3,845,730
Depreciation and amortization	266,263	199,789	518,712	366,784
Interest expense, net	112,607	595,534	268,473	1,014,203
Provision for income tax	-	257,918	-	257,918
EBITDA	(3,807,642)	4,388,383	(5,970,381)	5,484,635
Share-based payments	1,113,248	1,131,757	2,485,269	2,503,491
Loss on early extinguishment of debt	-	696,502	-	696,502
Adjusted EBITDA	$(2,694,394)	$6,216,642	$(3,485,112)	$8,684,628